Exhibit 99.1

Contact: Michael Powell

Vice President, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS

FOURTH QUARTER 2009 HIGHLIGHTS

•	Rental and management segment revenue increased 10.4% to $435.2 million

•	$172.2 million of investments to build or acquire nearly 900 new communications sites

•	Ended the quarter with over 27,000 communications sites in the Company’s portfolio

FULL YEAR 2009 HIGHLIGHTS

•	Rental and management segment revenue increased 7.8% to $1,668.4 million

•	Cash provided by operating activities was $842.1 million

•	$425.4 million of investments to build or acquire over 3,500 new communications sites

Boston, Massachusetts – February 24, 2010: American Tower Corporation (NYSE: AMT) today reported financial results for the fourth quarter and full year ended December 31, 2009.

Fourth Quarter 2009 Operating Overview

American Tower generated the following operating results for the quarter ended December 31, 2009 (unless otherwise indicated, all comparative information is presented against the quarter ended December 31, 2008):

Total revenues increased 9.7% to $448.0 million, and rental and management segment revenues increased 10.4% to $435.2 million. Rental and management segment revenue growth was positively impacted by approximately 1.6% due to foreign currency exchange rate fluctuations and negatively impacted by approximately 1.4% due to straight-line revenue recognition. Excluding the impact of these items, Core Growth in rental and management segment revenue was 10.2%. Rental and management segment Gross Margin increased 10.0% to $338.3 million. Network development services revenue and Gross Margin were $12.8 million and $5.7 million, respectively.

Total selling, general, administrative and development expense was $46.3 million, including $10.5 million of stock-based compensation expense.

Adjusted EBITDA increased 10.1% to $308.2 million, and Adjusted EBITDA Margin was 69%. Adjusted EBITDA growth was positively impacted by approximately 1.4% due to foreign currency exchange rate fluctuations and negatively impacted by approximately 1.9% due to straight-line revenue and expense recognition. Excluding the impact of these items, Core Growth in Adjusted EBITDA was 10.6%.

Operating income was $176.4 million, net income was $64.4 million and both net income per basic and diluted common share were $0.16.

Recurring Free Cash Flow increased 23.9% to $221.8 million and Recurring Free Cash Flow per Share increased 25.0% to $0.55.

Full Year 2009 Operating Overview

American Tower generated the following operating results for the full year ended December 31, 2009 (unless otherwise indicated, all comparative information is presented against the full year ended December 31, 2008):

Total revenues increased 8.2% to $1,724.1 million, and rental and management segment revenues increased 7.8% to $1,668.4 million. Rental and management segment Gross Margin increased 8.4% to $1,298.6 million. Network development services revenue and Gross Margin were $55.7 million and $23.3 million, respectively.

Total selling, general, administrative and development expense was $201.7 million, including $60.7 million of stock-based compensation expense. Adjusted EBITDA increased 8.1% to $1,180.9 million, and Adjusted EBITDA Margin was 68%.

Operating income was $672.3 million and net income was $246.6 million. Net income per basic and diluted common share was $0.62 and $0.61, respectively.

Recurring Free Cash Flow increased 20.5% to $811.6 million and Recurring Free Cash Flow per Share increased 23.6% to $1.99.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our Company made substantial progress on all three of our major strategic goals in 2009: we further broadened and deepened our asset base, expanding our portfolio by over 3,500 new communications sites on three continents; we again drove strong operational performance on our existing assets; and we further strengthened our financial position, opening access to investment grade credit markets. All of these achievements contribute to a solid foundation for additional growth in 2010 and beyond.”

Please refer to Non-GAAP and Defined Financial Measures on pages 4 and 5 for definitions of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 9 through 13.

Fourth Quarter and Full Year 2009 Investing Overview

During the quarter ended December 31, 2009, capital expenditures included $37.8 million for discretionary capital projects and $13.9 million for the purchase of land under the Company’s towers. Additionally, the Company spent $10.4 million for capital improvements and corporate capital expenditures and $5.7 million for the redevelopment of existing sites to accommodate new equipment. Separately, the Company spent $134.4 million on acquisitions.

During the quarter ended December 31, 2009, the Company completed the construction of 366 communications sites, including the completion of its first outdoor distributed antenna system, and purchased 530 communications sites, including the acquisition of 326 communications sites from Transcend in India and 196 communications sites from Cincinnati Bell.

During the quarter ended December 31, 2009, the Company repurchased a total of 0.7 million shares of its Class A common stock for approximately $27.6 million pursuant to its stock repurchase program. The Company expects to continue to manage the pacing of the program in response to general market conditions and other relevant factors.

For the full year 2009, the Company spent approximately $250.3 million on capital expenditures, including $178.9 million on discretionary capital projects and land purchases and $30.7 million to augment its existing sites to accommodate new equipment, $295.6 million on acquisitions and $214.7 million to repurchase 6.6 million shares of its Class A common stock pursuant to its stock repurchase program.

During 2009, the Company increased the size of its communications site portfolio by approximately 15% to over 27,000 communications sites. This included a 47% increase in the size of its portfolio in Brazil to over 1,600 towers and the establishment of a portfolio of over 2,600 towers in India through two acquisitions and the construction of nearly 500 towers.

India Expansion

The Company announced today that its indirectly held wholly owned Indian subsidiary, Transcend, has entered into a definitive stock purchase agreement pursuant to which it will acquire substantially all of the issued and outstanding shares of Essar Telecom Infrastructure Private Limited (“ETIPL”). ETIPL currently owns and operates approximately 4,450 wireless communications sites in India, including a number of sites that are currently under construction. ETIPL’s wireless communications site portfolio averages approximately 1.8 tenants per tower. As a result of this acquisition, the Company’s wireless communications site portfolio in India will increase to approximately 7,000 sites.

The total consideration for the acquisition is estimated to be approximately $430 million and is subject to certain post closing adjustments. The consideration to be provided will be satisfied with cash and the assumption of ETIPL’s net debt and other liabilities at closing. The Company expects to use its senior unsecured revolving credit facility to satisfy the cash requirements at closing. Consummation of the acquisition is subject to certain conditions, including the receipt of regulatory approvals and other customary closing conditions. The acquisition is expected to be close by the end of the second quarter of 2010.

Full Year 2010 Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of February 24, 2010. These estimates do not include the impact of the Company’s pending acquisition of ETIPL described above. Actual results may differ materially from these estimates as a result of various factors, including fluctuations in foreign currency exchange rates and we refer you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

The Company’s estimates for the full year 2010 assume the following average foreign exchange rates for the remainder of 2010: (a) 13.25 Mexican Pesos to 1.00 US Dollar; (b) 1.80 Brazilian Reais to 1.00 US Dollar; (c) 46.00 Indian Rupees to 1.00 US Dollar.

($ in millions)	Full Year 2010
Rental and Management Segment Revenue (1) (2)	$1,810	to	$1,840
Adjusted EBITDA (3)	1,260	to	1,290

Cash Provided by Operating Activities	950	to	980
Payments for Purchase of Property and Equipment and Construction Activities (4)	300	to	350

Rental and management segment revenue Core Growth for the full year 2010 is expected to be approximately 8%, based on the midpoint. Adjusted EBITDA Core Growth for the full year 2010 is expected to be approximately 7%, based on the midpoint.

(1)	Outlook for rental and management segment revenue includes an estimated increase in non-cash straight-line revenues of approximately $14 million in 2010 from the full year 2009. (For additional information on straight-line revenues, we refer you to the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.)
(2)	Outlook reflects the acquisition of approximately 180 sites in the United States which the Company expects to close during the first quarter of 2010.
(3)	See Non-GAAP and Defined Financial Measures below.
(4)	Outlook for capital expenditures reflects the Company’s expectation that spending on capital improvements, corporate capital expenditures and the redevelopment of existing communications sites will be at comparable levels to spending in 2009. In addition, the Company expects to spend approximately $50 million for ground lease purchases and $165 million to $205 million for other discretionary capital projects including the construction of approximately 1,200 to 1,600 new communications sites.

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its fourth quarter and full year 2009 financial results. Supplemental materials for the call will be available on the Company’s website www.americantower.com. The conference call dial-in numbers are as follows:

US/Canada dial-in: (877) 251-8743

International dial-in: (706) 645-9644

Passcode: 50034715

A replay of the call will be available from 10:30 a.m. ET February 24, 2010 until 11:59 p.m. ET March 10, 2010. The replay dial-in numbers are as follows:

US/Canada dial-in: (800) 642-1687

International dial-in: (706) 645-9291

Passcode: 50034715

American Tower will also sponsor a live simulcast of the call on its website, www.americantower.com. When available, a replay of the call will be available on the Company’s website.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 27,000 communications sites in the United States, Mexico, Brazil and India. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth. The Company defines Rental and Management Segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, international business development expenses, rental and management segment overhead, network development services segment overhead, network development services segment operating expenses, network development services segment revenue, plus interest income, TV Azteca, net. The Company defines Network Development Services Segment Gross Margin as operating income before depreciation, amortization and accretion, other operating expenses, stock-based compensation expense, corporate expenses, international business development expenses, network development services segment overhead, rental and management segment overhead, rental and management segment operating expenses, and rental and management segment revenue. The Company defines Adjusted EBITDA as operating income before depreciation, amortization and accretion, other operating expenses, and stock-based compensation expense, plus interest income, TV Azteca, net. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in rental and management segment revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and material one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Rental and Management Segment Gross Margin, Network Development Services Segment Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2010 outlook, expected net cash consideration of the ETIPL transaction; anticipated closing dates of our contemplated acquisitions and foreign currency exchange rates. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) substantial leverage and debt service obligations may materially and adversely affect us; (4) restrictive covenants in the loan agreement for the revolving credit facility and term loan, the indentures governing our debt securities, and the loan agreement related to our securitization transaction could materially and adversely affect our business by limiting flexibility; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions, or we are unable to utilize our net operating losses; (6) due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness and financial strength of its tenants; (7) our foreign operations are subject to economic, political, and other risks that could materially and adversely affect our revenues or financial position, including risks associated with foreign currency exchange rates; (8) a substantial portion of our revenue is derived from a small number of customers; (9) we anticipate that we may need additional financing to fund our stock repurchase programs, to refinance our existing indebtedness and to fund future growth and expansion initiatives; (10) new technologies could make our tower leasing business less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (15) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (16) our towers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (17) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; and (18) our historical stock option granting practices are subject to ongoing governmental proceedings, which could result in fines, penalties or other liability. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended September 30, 2009 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$247,293	$143,077
Restricted cash	47,836	51,866
Short-term investments and available-for-sale securities	9,776	2,028
Accounts receivable, net of allowances	67,949	51,313
Prepaid and other current assets	89,051	61,415
Deferred income taxes	189,451	163,981

Total current assets	651,356	473,680

Property and equipment, net	3,175,511	3,022,636
Goodwill	2,237,850	2,186,233
Other intangible assets, net	1,598,633	1,566,155
Deferred income taxes	198,185	381,428
Notes receivable and other long-term assets	651,133	581,533

Total	$8,512,668	$8,211,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$185,138	$151,985
Accrued interest	23,538	28,635
Current portion of long-term obligations	70,521	1,837
Unearned revenue	112,047	120,188

Total current liabilities	391,244	302,645

Long-term obligations	4,141,060	4,331,309
Other long-term liabilities	662,239	583,232

Total liabilities	5,194,543	5,217,186

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,797	4,685
Additional paid-in capital	8,393,643	8,109,224
Accumulated deficit	(2,109,532)	(2,356,127)
Accumulated other comprehensive loss	(12,649)	(20,031)
Treasury stock	(2,961,177)	(2,746,429)

Total American Tower Corporation stockholders’ equity	3,315,082	2,991,322
Non-controlling interest	3,043	3,157

Total stockholders’ equity	3,318,125	2,994,479

Total	$8,512,668	$8,211,665

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
REVENUES:
Rental and management	$435,197	$394,313	$1,668,420	$1,547,035
Network development services	12,776	14,011	55,694	46,469

Total operating revenues	447,973	408,324	1,724,114	1,593,504

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	100,442	90,445	383,990	363,024
Network development services	7,061	8,121	32,385	26,831
Depreciation, amortization and accretion	106,745	104,174	414,619	405,332
Selling, general, administrative and development expense (1)	46,337	44,962	201,694	180,374
Other operating expenses	10,939	7,881	19,168	11,189

Total operating expenses	271,524	255,583	1,051,856	986,750

OPERATING INCOME	176,449	152,741	672,258	606,754

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,541	3,542	14,210	14,253
Interest income	5	454	1,722	3,413
Interest expense	(61,459)	(62,016)	(249,803)	(253,584)
Loss on retirement of long-term obligations	(11,809)	(3,709)	(18,194)	(4,904)
Other income	198	7,033	1,294	5,988

Total other expense	(69,524)	(54,696)	(250,771)	(234,834)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	106,925	98,045	421,487	371,920
Income tax provision	(42,682)	(15,255)	(182,565)	(135,509)
Income on equity method investments	6	4	26	22

INCOME FROM CONTINUING OPERATIONS	64,249	82,794	238,948	236,433
Income from discontinued operations, net	53	2,948	8,179	110,982

NET INCOME	64,302	85,742	247,127	347,415
Net loss (income) income attributable to non-controlling interest	48	97	(532)	(169)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION (ATC)	$64,350	$85,839	$246,595	$347,246

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to ATC	$0.16	$0.21	$0.60	$0.60
Income from discontinued operations attributable to ATC	—	0.01	0.02	0.28

Net income attributable to ATC	$0.16	$0.22	$0.62	$0.88

DILUTED:
Income from continuing operations attributable to ATC	$0.16	$0.20	$0.59	$0.58
Income from discontinued operations attributable to ATC	—	0.01	0.02	0.27

Net income attributable to ATC	$0.16	$0.21	$0.61	$0.84

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	401,552	396,106	398,375	395,947

DILUTED	405,716	408,942	406,948	418,357

(1)	Selling, general, administrative and development expense includes $10,546 and $11,696 of stock-based compensation expense for the three months ended December 31, 2009 and December 31, 2008, respectively, and $60,670 and $54,807 of stock-based compensation expense for the twelve months ended December 31, 2009 and December 31, 2008, respectively.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$247,127	$347,415
Stock-based compensation expense	60,670	54,807
Depreciation, amortization and accretion	414,619	405,332
Deferred income taxes related to discontinued operations	(3,140)	(107,914)
Other non-cash items reflected in statements of operations	186,245	116,025
Increase in net deferred rent asset	(9,716)	(22,751)
Decrease (increase) in restricted cash	7,612	(2,048)
Increase in assets	(42,397)	(19,573)
(Decrease) increase in liabilities	(18,894)	1,965

Cash provided by operating activities	842,126	773,258

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(250,262)	(243,484)
Payments for acquisitions	(295,603)	(42,817)
Proceeds from sale of available-for-sale securities and other long term assets	9,103	5,373
Deposits, restricted cash and investments	(6,304)	5,988

Cash used for investing activities	(543,066)	(274,940)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior debt	900,000	—
Borrowings under credit facilities	—	575,000
Repayments of notes payable, credit facilities and capital leases	(931,199)	(327,453)
Purchases of Class A common stock	(213,288)	(714,655)
Proceeds from stock options, warrants and stock purchase plan	65,973	82,928
Deferred financing costs and other financing activities	(16,428)	(3,992)

Cash used for financing activities	(194,942)	(388,172)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	98	(192)

NET INCREASE IN CASH AND CASH EQUIVALENTS	104,216	109,954
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	143,077	33,123

CASH AND CASH EQUIVALENTS, END OF PERIOD	$247,293	$143,077

CASH PAID FOR INCOME TAXES	$40,214	$35,062

CASH PAID FOR INTEREST	$242,649	$248,551

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

December 31, 2009
Long-term obligations summary, including current portion:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	550,000
Senior Unsecured Term Loan	325,000
4.625% Senior Notes due 2015	599,210
7.000% Senior Notes due 2017	500,000
7.250% Senior Notes due 2019	295,038
5.000% Convertible Notes due 2010 (1)	59,683
7.250% Senior Subordinated Notes due 2011	288
XCEL Telecom Credit Facility (2)	73,367
Other debt, including capital leases	58,995

Total debt	$4,211,581

Cash and cash equivalents	247,293

Net debt (Total debt less cash and cash equivalents)	$3,964,288

(1)	The Company’s 5.000% Convertible Notes due 2010 matured on February 15, 2010. The Company used cash on hand to repay the full amount outstanding on its 5.000% Convertible Notes due 2010.
(2)	The Indian rupee-denominated debt was an outstanding obligation of XCEL Telecom Private Limited (“XCEL”) at the time of the Company’s acquisition of XCEL.

	Fourth Quarter 2009	Full Year 2009
Share count rollforward: (In millions of shares)
Total shares outstanding, beginning of period	401.1	397.0
Shares repurchased	(0.7)	(6.6)
Shares issued (1)	1.2	11.2

Total shares outstanding, end of period	401.6	401.6

(1)	Full year 2009 includes 7.9 million shares issued in connection with the conversion of $162 million of the Company’s 3.0% Convertible Notes.

Aggregate potential dilutive shares from other securities (1): (In millions of shares)
Vested and exercisable stock options with an average exercise price of $29.20 per share (2)	5.9
Warrants – reflects shares issuable upon exercise with an effective exercise price of $4.48 per share (3)	1.7

Potential dilution, as of December 31, 2009	7.6

(1)	Excludes shares related to the Company’s 5.000% Convertible Notes due 2010, which were convertible at $51.50 per share prior to their maturity on February 15, 2010.
(2)	Excludes (a) 5.5 million unvested stock options and (b) 2.0 million unvested restricted stock units outstanding, as of December 31, 2009.
(3)	Subsequent to December 31, 2009 and prior to the expiration of the warrants on February 10, 2010, the Company issued 1.6 million shares upon warrant exercises.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED INCOME STATEMENT DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on rental and management segment revenue and Adjusted EBITDA:

	Three Months Ended December 31, 2009	Twelve Months Ended December 31, 2009
Rental and management segment revenue growth components:
Rental and management segment revenue Core Growth	10.2%	10.1%
Estimated impact of fluctuations in foreign currency exchange rates	1.6%	(1.5)%
Impact of straight-line revenue recognition	(1.4)%	(1.2)%
Impact of material one-time revenue item	—	0.4%

Rental and management segment revenue growth	10.4%	7.8%

Adjusted EBITDA growth components:
Adjusted EBITDA Core Growth	10.6%	9.8%
Estimated impact of fluctuations in foreign currency exchange rates	1.4%	(1.0)%
Net impact of straight-line revenue and expense recognition	(1.9)%	(1.4)%
Impact of material one-time revenue item	—	0.7%

Adjusted EBITDA growth	10.1%	8.1%

Rental and management segment straight-line revenue and expense:

In accordance with GAAP, the Company recognizes rental and management segment revenue and expense related to non-cancelable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. A summary of rental and management segment straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Rental and management segment straight-line revenue	$7,587	$11,963	$36,306	$50,369
Rental and management segment straight-line expense	6,200	5,863	26,590	27,618

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Selling, general, administrative and development expense breakout:
Rental and management segment overhead	$22,686	$18,112	$86,186	$68,104
Network development services segment overhead	1,433	1,291	5,816	4,351
Corporate and development expenses (1)	11,672	13,863	49,022	53,112
Stock-based compensation expense (2)	10,546	11,696	60,670	54,807

Total	$46,337	$44,962	$201,694	$180,374

(1)	Includes a $3.1 million one-time reduction during the twelve months ended December 31, 2008 related to payroll tax expense.
(2)	Includes $6.6 million related to the modification of certain stock option awards during the twelve months ended December 31, 2009.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED INCOME STATEMENT DETAIL:

	Three Months Ended December 31,
	2009	2008
Interest expense detail:
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$24,547	$24,541
Senior Unsecured Revolving Credit Facility and Term Loan, net of interest rate swap agreements	7,980	11,319
7.500% Senior Notes due 2012 (1)	—	4,219
7.125% Senior Notes due 2012 (1)	4,233	8,801
4.625% Senior Notes due 2015	5,422	—
7.000% Senior Notes due 2017	8,750	8,750
7.250% Senior Notes due 2019	5,529	—
5.000% Convertible Notes due 2010 (2)	746	746
3.000% Convertible Notes due 2012 (1)	—	1,239
XCEL Telecom Credit Facility	2,596	—
Other debt, including capital leases and amortization of deferred financing costs	1,656	2,401

Total	$61,459	$62,016

(1)	During 2009, the Company (a) repurchased and redeemed all of its outstanding 7.500% Senior Notes due 2012; (b) redeemed all of its outstanding 7.125% Senior Notes due 2012; and (c) redeemed all of its outstanding 3.000% Convertible Notes due 2012.
(2)	The Company’s 5.000% Convertible Notes due 2010 matured on February 15, 2010. The Company used cash on hand to repay the full amount outstanding on its 5.000% Convertible Notes due 2010.

SELECTED CASH FLOW DETAIL:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Payments for purchase of property and equipment and construction activities:
Discretionary – capital projects	$37,810	$41,678	$129,808	$90,701
Discretionary – ground lease purchases	13,940	10,863	49,123	41,733
Redevelopment	5,671	15,880	30,702	72,933
Capital improvement	8,783	8,592	33,107	32,545
Corporate	1,632	1,278	7,522	5,572

Total	$67,836	$78,291	$250,262	$243,484

SELECTED PORTFOLIO DETAIL – OWNED SITES:

Three Months Ended December 31, 2009	Wireless	Broadcast	DAS	Total
Beginning balance, October 1, 2009	25,773	423	178	26,374
New construction	355	—	11	366
Acquisitions	524	6	—	530
Adjustments/Reductions	(14)	—	—	(14)

Ending balance, December 31, 2009	26,638	429	189	27,256

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of Operating income to Adjusted EBITDA and the calculation of Rental and Management Segment Operating Profit, Rental and Management Segment Gross Margin, Network Development Services Segment Operating Profit, Network Development Services Segment Gross Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Operating income	$176,449	$152,741	$672,258	$606,754

Depreciation, amortization and accretion	106,745	104,174	414,619	405,332
Other operating expenses	10,939	7,881	19,168	11,189
Stock-based compensation expense	10,546	11,696	60,670	54,807
Plus: Interest income, TV Azteca, net	3,541	3,542	14,210	14,253

Adjusted EBITDA	$308,220	$280,034	$1,180,925	$1,092,335

Corporate expenses (1)	11,672	13,863	49,022	53,112
Network development services segment overhead	1,433	1,291	5,816	4,351
Network development services segment operating expenses	7,061	8,121	32,385	26,831
Network development services segment revenue	(12,776)	(14,011)	(55,694)	(46,469)
Rental and Management segment overhead	22,686	18,112	86,186	68,104

Rental and Management Segment Gross Margin	$338,296	$307,410	$1,298,640	$1,198,264

Adjusted EBITDA (from above)	$308,220	$280,034	$1,180,925	$1,092,335
Corporate expenses (1)	11,672	13,863	49,022	53,112
Rental and Management segment overhead	22,686	18,112	86,186	68,104
Rental and Management segment operating expenses	100,442	90,445	383,990	363,024
Interest income, TV Azteca, net	(3,541)	(3,542)	(14,210)	(14,253)
Rental and Management segment revenue	(435,197)	(394,313)	(1,668,420)	(1,547,035)
Network development services segment overhead	1,433	1,291	5,816	4,351

Network Development Services Segment Gross Margin	$5,715	$5,890	$23,309	$19,638

Adjusted EBITDA (from above)	$308,220	$280,034	$1,180,925	$1,092,335
Interest expense	(61,459)	(62,016)	(249,803)	(253,584)
Interest income	5	454	1,722	3,413
Cash paid for income taxes	(7,454)	(7,620)	(40,214)	(35,062)
Straight-line revenue	(7,587)	(11,963)	(36,306)	(50,369)
Straight-line expense	6,200	5,863	26,590	27,618
Redevelopment capital expenditures	(5,671)	(15,880)	(30,702)	(72,933)
Capital improvement capital expenditures	(8,783)	(8,592)	(33,107)	(32,545)
Corporate capital expenditures	(1,632)	(1,278)	(7,522)	(5,572)

Recurring Free Cash Flow	$221,839	$179,002	$811,583	$673,301
Divided by weighted average diluted shares outstanding	405,716	408,942	406,948	418,357

Recurring Free Cash Flow per Share	$0.55	$0.44	$1.99	$1.61

Adjusted EBITDA (from above)	$308,220	$280,034	$1,180,925	$1,092,335
Divided by total operating revenues	447,973	408,324	1,724,114	1,593,504

Adjusted EBITDA Margin	69%	69%	68%	69%

(1)	Excludes stock-based compensation expense.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES AND DEFINED FINANCIAL MEASURES

(In millions, except where noted. Totals may not add due to rounding.)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2010
Income from continuing operations (1)	$300	to	$310
Interest expense	240	to	230
Depreciation, amortization and accretion	425	to	435
Non-cash stock-based compensation expense	55	to	60
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and non-controlling interest in net earnings of subsidiaries	240	to	255

Adjusted EBITDA	$1,260	to	$1,290

(1)	The Company has not reconciled Adjusted EBITDA Outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

The calculation of Core Growth outlook is as follows:

	Rental and Management Segment Revenue	Adjusted EBITDA
Outlook midpoint Core growth	8.4%	7.0%
Estimated impact of fluctuations in foreign currency exchange rates	0.8%	0.6%
Impact of straight-line revenue and expense recognition	0.6%	1.1%
Impact of material one-time item (1)	(0.4)%	(0.7)%

Outlook midpoint growth	9.4%	8.0%

(1)	Material one-time item related to a termination agreement with one of the Company’s broadcast customers.

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